201 Technology Drive • Irvine • California • 92618 Telephone: (949) 450-5400 Facsimile: (949) 450-5300 Email: IR@endocare.com Website: www.endocare.com

FOR RELEASE March 15, 2005 at 7:30 am (EST)

Investor Contact:	Media Contact:	For Additional Information:
Matt Clawson	Len Hall	Craig T. Davenport, CEO
Allen & Caron, Inc.	Allen & Caron, Inc.	Michael R. Rodriguez, CFO
(949) 474-4300	(949) 474-4300	Endocare, Inc.
matt@allencaron.com	len@allencaron.com	(949) 450-5400
www.allencaron.com	www.allencaron.com	www.endocare.com

ENDOCARE REPORTS YEAR-END 2004 RESULTS

Number of Cryoablation Procedures Grows Year Over Year Nearly 35%

IRVINE, CA (March 15, 2005) . . . Endocare, Inc. (ENDO.PK), an innovative medical device company focused on the development of minimally invasive technologies for tissue and tumor ablation along with vacuum technologies for erectile dysfunction, today reported that continued adoption of the cryoablation procedure for treating prostate cancer and other diseases resulted in solid top line growth for the fourth quarter and year. Total revenues for the year ended December 31, 2004 were $32.7 million, a 7.2 percent increase from revenues of $30.5 million in the year ended December 31, 2003. Revenues associated with the Company’s core cryoablation business, including cryoprobes and per-procedure fees, increased 23.5 percent in 2004 to $22.1 million from $17.9 million in 2003.

     Endocare Chairman and CEO, Craig T. Davenport stated, “Cryoablation procedures grew to 1,230 in the fourth quarter and totaled 4,713 for all of 2004. This represents growth of more than 24.2 percent from 990 procedures in the 2003 fourth quarter, and an increase for all of 2004 of more than 34.5 percent from the 3,504 procedures for 2003.” In the third quarter of 2004 the Company reported a 17.6 percent increase in procedural growth over the same period in 2003. Davenport commented, “We believe that the third quarter had some unusual circumstances and influences and the return to more significant growth rates period over period in the fourth quarter is good to see.” Following the fourth quarter 2004 procedure growth, total revenues in the 2004 fourth quarter increased 17.8 percent to $8.6 million from the $7.3 million in the prior year period.

     Gross margins as a percentage of revenues increased to 48.2 percent for the 2004 year ended from 47.3 percent for the 2003 fiscal year. Chief Financial Officer, Michael R. Rodriguez said, “The positive trend in gross margins was related to a number of factors including reductions in the cost of manufacturing of the Company’s core cryoablation products, a reduction in the number of cryosurgical cases where the Company contracts with a third party to provide the service component of the procedure and revenues related to Cryocare systems shipped to customers in prior years that could not be recorded as revenue until the current year.”

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ENDOCARE REPORTS YEAR-END 2004 RESULTS
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     Net loss for the year ended December 31, 2004, which included a $15.8 million impairment charge taken in the third quarter, was $37.6 million, or $1.55 loss per share compared to a net loss of $25.4 million or $1.05 loss per share in the prior year. The impairment charge was related to the write-down to fair market value of the intangible assets and goodwill of Timm Medical and the Company’s ownership interests in certain mobile prostate treatment partnerships. The partnership interests were sold effective December 31, 2004. Also in 2004, the Company incurred more than $7.1 million in auditing, legal and other expenses related to regulatory and other investigations into its historical accounting and financial reporting as well as its work to achieve Sarbanes-Oxley compliance, compared to $14.3 million for similar expenses in 2003. These expenses are ongoing but the Company expects to continue to reduce them throughout 2005.

     Rodriguez also reported that while the balance sheet at December 31, 2004 showed cash and cash equivalents of $7.8 million, total assets of $34.4 million and total stockholders’ equity of $17.4 million, these amounts recently were increased significantly. “As we reported in a press release on March 14, 2005, the Company just completed a private sale of common stock and warrants that raised gross proceeds of $15.6 million. We are pleased to have addressed our capital needs and consider the Company well-capitalized for ongoing growth in our markets,” he said.

     Davenport added that the Company’s progress on the marketing front during 2004 continued to be impressive. “The relative strength of our cryoablation business in 2004 in urology and, specifically, prostate cancer was excellent. As the urological community continues to have clinical success with the procedure, we believe procedural growth rates will continue to be significant. This core business performance combined with the exciting initial results we achieved in interventional radiology and oncology for the treatment of lung and liver cancers and the management of pain associated with bone cancers is very encouraging,” said Davenport. “Bolstered by continued positive clinical data and continued awareness and interest by both physicians and patients, we believe cryoablation will prove to be one of the fastest growing procedures in the fight against cancer.”

Conference Call

     Endocare will host a conference call today, March 15, 2004, to discuss the Company’s results for its fourth quarter and year ended December 31, 2004. The call will take place at 11:30 a.m. (Eastern) and will be broadcast live over the Internet. Those interested in listening to the live webcast of the conference call may do so by going to the Company’s website at www.endocare.com and from the “Investors” pull down menu select “Earnings Webcasts,” which will take participants to the Quarterly Earnings Webcast page.

     Web participants are encouraged to go to the Company’s website (www.endocare.com) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The online archive will be available immediately following the conference call.

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ENDOCARE REPORTS YEAR-END 2004 RESULTS
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About Endocare

     Endocare, Inc. — www.endocare.com — is an innovative medical device Company focused on the development of minimally invasive technologies for tissue and tumor ablation. Endocare has initially concentrated on developing devices for the treatment of prostate cancer and believes that its proprietary technologies have broad applications across a number of markets, including the ablation of tumors in the kidney, lung, liver and bone.

     Statements contained in this release that are not historical facts are forward-looking statements that involve risks and uncertainties. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in “Risk Related to Our Business” in the Company’s Forms 10-K, Forms 10-Q, and other filings with the Securities and Exchange Commission. Such risk factors include, but are not limited to: negative results in pending litigation; uncertainty relating to ongoing investigations by governmental agencies; changes in and/or attrition to the Company’s senior management; uncertainty regarding market acceptance of the Company’s products; uncertainty of product development and the associated risks related to clinical trials; uncertainty relating to third party reimbursement; ability to convince health care professionals and third party payers of the medical and economic benefits of the Company’s products; difficulty in managing growth; the Company’s limited sales, marketing and manufacturing experience; ability to attract and retain key personnel; ability to secure and protect intellectual property rights relating to the Company’s technology; the rapid pace of technological change in the Company’s industry; fluctuations in the Company’s order levels; and the Company’s successful relisting on a national stock exchange. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. We undertake no obligation to revise, or update publicly, any forward-looking statements for any reason.

TABLES FOLLOW

ENDOCARE REPORTS YEAR-END 2004 RESULTS
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ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Twelve Months Ended	Twelve Months Ended
	December 31, 2004	December 31, 2003
Revenues	$32,685	$30,497
Costs and expenses:
Cost of revenues	16,916	16,058
Research and development	1,608	1,257
Selling, general and administrative	34,961	47,189
Goodwill, impairment and other charges	15,810	–

Total costs and expenses	69,295	64,504

Loss from operations	(36,610)	(34,007)
Gain (loss) on divestitures, net	(711)	8,631
Interest income, net	286	548

Loss before minority interests	(37,035)	(24,828)
Minority interests	(584)	(619)

Net loss	$(37,619)	$(25,447)

Net loss per share of common stock:
Basic and diluted	$(1.55)	$(1.05)
Weighted average shares of common stock outstanding:
Basic and diluted	24,263	24,162

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ENDOCARE REPORTS YEAR-END 2004 RESULTS
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ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended	Three Months Ended
	December 31, 2004	December 31, 2003
Revenues	$8,626	$7,304
Costs and expenses:
Cost of revenues	4,095	4,499
Research and development	198	246
Selling, general and administrative	7,699	11,056

Total costs and expenses	11,992	15,801

Loss from operations	(3,366)	(8,497)
Loss on divestitures, net	(815)	(1,313)
Interest income, net	195	57

Loss before minority interests	(3,986)	(9,753)
Minority interests	(133)	(155)

Net loss	$(4,119)	$(9,908)

Net loss per share of common stock:
Basic and diluted	$(0.17)	$(0.41)
Weighted average shares of common stock outstanding:
Basic and diluted	24,342	24,183

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ENDOCARE REPORTS YEAR-END 2004 RESULTS
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ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	December 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$7,830	$23,375
Accounts receivable, net	3,319	2,974
Inventories	2,828	2,019
Prepaids and other current assets	1,533	4,331
Assets held for sale	10,459	18,744

Total current assets	25,969	51,443

Property and equipment	2,672	3,661
Goodwill	–	9,878
Intangibles, net	4,390	5,162
Investments and other assets	1,343	1,853

Total assets	$34,374	$71,997

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,294	$2,568
Accrued compensation and other liabilities	11,064	10,690
Liabilities held for sale	3,376	3,181

Total current liabilities	16,734	16,439

Minority interests	214	237
Stockholders’ equity	17,426	55,321

Total liabilities and stockholders’ equity	$34,374	$71,997

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